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                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D. C.  20549



                                   FORM 8-K



                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



      Date of Report (date of earliest event reported): December 31, 1996


                           CALGON CARBON CORPORATION
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)




             Delaware                      0-15903                25-0530110
-------------------------------         ------------         -------------------
(State or other jurisdiction of         (Commission           (I.R.S. Employer
 incorporation or organization)         File Number)         Identification No.)



P. O. Box 717, Pittsburgh, PA  15230-0717                         15230-0717
-----------------------------------------                         ----------
(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, including area code: (412) 787-6700









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Item 2.  Acquisition or Disposition of Assets.
         -------------------------------------

         On December 31, 1996, Calgon Carbon Corporation (the Company) purchased the stock of Advanced Separation Technologies, Inc. (AST) from Progress Capital

Holdings, Inc. and Potomac Capital Investment Corporation for $70 million in cash. AST is headquartered in Lakeland, Florida, and designs and manufactures proprietary separation equipment that employs continuous ion exchange and continuous chromatography technologies. AST serves both the industrial process and environmental markets worldwide and is a leader in supplying separation systems to the lysine and corn syrup industries. The assets acquired include technology, equipment and other assets used in the normal course of business.

The equipment acquired will be used by the Company in the same manner as before the acquisition.



         AST provides the Company with innovative proven technologies that are complementary to activated carbon. AST's technical expertise and leadership position will enable the Company to broaden its participation in certain key markets and will provide an entry into other existing and promising markets that the Company does not currently serve.



         The Company utilized both currently available funds and drawings on its

United States credit facilities to purchase the stock of AST.



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Item 7.  Financial Statements and Pro Forma Financial Information.
------   ---------------------------------------------------------


         (a) (1)     It is impracticable to file herewith the financial

statements required by (a) (1) of this Item. Such financial statements shall be filed as soon as practicable, but not later than March 17, 1997.



         (b)         It is impracticable to file herewith the pro forma

statements required by (b) of this Item. Such pro forma financial information shall be filed as soon as practicable, but not later than March 17, 1997.



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Pursuant to the requirements of the Securities Exchange Act of 1934, the

Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                             CALGON CARBON CORPORATION
                                             -------------------------
                                                    (REGISTRANT)




Date: January 15, 1997                       By  /s/ R. Scott Keefer
                                                 ---------------------------
                                                 R. Scott Keefer
                                                 Sr. Vice President-Finance,
                                                 Chief Financial Officer